UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 3, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 3, 2005, the Board of Directors of Delta Air Lines, Inc. (“Delta”) elected Domenico De Sole to Delta’s Board of Directors, and appointed him to serve on the Board’s Audit and Corporate Governance Committees.

Mr. De Sole, age 61, serves on the board of directors of Bausch & Lomb, Incorporated, The Gap, Inc. and TelecomItalia SpA., and is a member of the Harvard Law School Advisory Board. Mr. De Sole served as the president and chief executive officer of Gucci Group, N.V. from 1995 to 2004, where he played a leading role in reestablishing the exclusivity and profitability of the Gucci brand. He joined Gucci in 1984 as chief executive officer of Gucci America and in 1994 became chief operating officer of Gucci Group. Prior to joining Gucci, Mr. De Sole was a partner with the law firm Patton, Boggs & Blow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: October 4, 2005	Leslie P. Klemperer Secretary